    As filed with the Securities and Exchange Commission on _______________.
                           Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                        --------------------------------

                            VERTEX INTERACTIVE, INC.
               (Exact Name of Registrant as Specified in Charter)

         New Jersey                                    22-2050350
(State of Incorporation)                  (IRS Employer Identification Number)

                      -------------------------------------

                                 22 Audrey Place
                            Fairfield, New Jersey 07004
                                 (973) 777-3500

               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                         -------------------------------

                               Nicholas R.H. Toms
                            Vertex Interactive, Inc.
                                 22 Audrey Place
                            Fairfield, New Jersey 07004
                                 (973) 777-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -------------------------------

                                   Copies To:
                      Law Offices of Jeffrey D. Marks, P.C.
                               415 Clifton Avenue
                            Clifton, New Jersey 07012

                         -------------------------------

     Approximate Date of Commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [XX]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                              Proposed Maximum      Proposed Maximum       Amount of
Title of Each Class of         Amount to      Offering Price        Aggregate              Registration
Securities to be Registered    be Registered  Per Share(1)          Offering Price(1)        Fee(2)

Common stock, par
value $0.005 per share         3,000,000        $1.15               $3,450,000            $862.50
========================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                             (SUBJECT TO COMPLETION)
                        3,000,000 Shares of Common Stock
                            VERTEX INTERACTIVE, INC.

     Vertex Interactive, Inc. provides data collection and management systems that allow businesses to more efficiently serve their customers from the entry of an order for a product through its delivery to the user. This Prospectus relates to the offer and sale from time to time of up to 3,000,000 shares of our common stock by the Vertex Interactive, Inc. shareholders named in this Prospectus. We will not receive any proceeds from the sale of these shares.

     Our common stock is listed on the Nasdaq National Market under the symbol "VETX ". The last reported sale price of our common stock on September 25, 2001 was $1.25 per share.

     Our principal executive offices are located at 22 Audrey Place, Fairfield, N.J. 07004, and our telephone number at that address is (973) 777-3500.

                       ----------------------------------

     See "Risk Factors" beginning on page 4 for information you should consider before purchasing these shares.

                      ------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     If it is against the law in any state to make an offer to sell the shares, or to solicit an offer from someone to buy the shares, then this Prospectus does not apply to any person in that state, and no offer or solicitation is made by this Prospectus to any such person.

     You should rely only on the information provided or incorporated by reference in this Prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

                                TABLE OF CONTENTS

Summary ....................................................................  4
Risk Factors ...............................................................  4
Cautionary Note Regarding Forward-Looking Statements........................  8
Where You Can Find More Information.........................................  9
About Vertex Interactive, Inc............................................... 10
Use of Proceeds............................................................. 10
Selling Stockholders........................................................ 11
Plan of Distribution........................................................ 13
Legal Matters............................................................... 14
Experts.....................................................................

                                 SUMMARY

Vertex Interactive, Inc. is a leading provider of supply chain management software and systems. Our products focus on the execution part of supply chain management, which is the automation of business processes designed to manage orders, manage the procurement and selection of products so ordered, and manage the delivery of such products through the chain of supply to end customers. These systems include both proprietary and third party software and third party hardware, which are resold by us as part of an integrated solution.

This Prospectus relates to the offer and sale from time to time of up to 3,000,000 shares of our common stock by the Vertex Interactive, Inc. shareholders named in this Prospectus. We will not receive any proceeds from the sale of these shares.

Recent Developments

     In August, 2001, we entered into a stock purchase agreement with Plus Integration Supply Chain Solutions, BV ("Plus Integration"), a private supply chain management software and services provider headquartered in Haarlem, the Netherlands, pursuant to which we will purchase all of the issued and outstanding stock of Plus Integration in exchange for 40 million newly issued shares of our common stock. The transaction is intended to be a combination of equals. Resale of the shares is subject to certain lock-up restrictions that expire in full 18 months after the close of the transaction. Completion of the transaction is subject to certain conditions, including, among other things, approval by both companies' shareholders. The transaction is expected to close by December 31, 2001. Plus Integration is headquartered in Haarlem, the Netherlands, and has operations in the Benelux countries, the United Kingdom, and the United States.

               The date of this Prospectus is __________________.

                                  RISK FACTORS

     You should carefully consider the following risk factors relating to Vertex Interactive, Inc. and our common stock before purchasing the shares offered by this prospectus.

     WE ARE SUBJECT TO RISKS ASSOCIATED WITH OUR PAST AND ANTICIPATED FUTURE ACQUISITIONS OF OTHER BUSINESSES.

     Since September 1999, we have acquired fourteen businesses, have entered into an agreement to acquire a fifteenth, and expect to continue acquiring businesses as part of our growth strategy of supplementing internal expansion with acquisitions. Our acquisitions may not improve our financial performance in the short or long term as we expect. The following represents our significant acquisitions.

     On March 31, 2000, we acquired all of the stock of Data Control Systems, Inc., ("Data Control"), a New Jersey based company. Data Control is a leading provider of wireless product tracking and warehouse management systems.

     Effective September 30, 2000 we acquired all of the stock of Renaissance Software, Inc. ("Renaissance"). Renaissance is headquartered in Lake Success, New York and is a leading provider of e-business supply chain management software.

     In December, 2000 we acquired all of the stock of Applied Tactical Systems, Inc. ("ATS"), a leading provider of real time interactive supply chain management software.

     In August, 2001, as explained to a greater extent under "Recent Developments" above, we agreed to purchase all of the stock of Plus Integration Supply Chain Solutions, BV ("Plus Integration"), a leading provider of supply chain management software and services.

         We plan on bringing certain European products to the United States market and plan on integrating DCS, Renaissance and ATS with the European Market. We also plan on integrating the Plus Integration product line into our product mix both in the United States and Europe. Our ability to integrate the products of any acquired businesses may be adversely affected by customer resistance to acquired products.

         Our failure to retain management and sales personnel and higher administrative cost may also affect our ability to integrate acquired businesses.

         Through our future acquisitions, we may not eliminate as many redundant costs as we anticipated in selecting our acquisition candidates.

         One or more of our acquisition candidates also may have liabilities or adverse operating issues that we failed to discover prior to the acquisition. Although that is not the case thus far, it may be in the future.

         Even if acquired companies eventually contribute to an increase in our profitability, the acquisitions may adversely affect our earnings in the short term. Our earnings may decrease as a result of transaction-related expenses we record for the quarter in which we complete an acquisition. The amortization of goodwill and depreciation resulting from acquisitions also may contribute to reduced earnings.

         The way in which we pay for acquired businesses also involves risks. Our past acquisitions have been structured both as stock-for-stock transactions and cash transactions. Continuing volatility in the U.S. securities markets and fluctuations in our stock price may increase the risk that our stock-for-stock acquisitions could dilute our earnings per share. With respect to cash acquisitions, if we increase our bank borrowings or issue debt securities to finance future acquisitions, we will increase our level of indebtedness and interest expense, while if we issue additional common stock, we may dilute the ownership of our stockholders. In addition, we may not be able to obtain the funds we need on acceptable terms. These risks in the way we finance acquisitions could have a material adverse effect on our business, operating results and financial condition.

     OUR STOCK PRICE HAS FLUCTUATED OVER A WIDE RANGE, AND COULD FLUCTUATE SIGNIFICANTLY IN THE FUTURE, AS A RESULT OF OUR OPERATING PERFORMANCE AND CONDITIONS IN OUR INDUSTRY.

     From time to time, there may be significant volatility in the market price for our common stock. Since our common stock began to trade publicly in 1986, its market price has fluctuated over a wide range. During our last four complete fiscal quarters, the high last reported sale price of our common stock was $18.50 and the low last reported sale price of our common stock was $1.43. A number of factors involving Vertex Interactive, Inc. and our industry could contribute to future fluctuations in our stock price. These factors include the following:

         quarterly operating results of Vertex Interactive Inc. which could affect the attractiveness of our stock compared to the securities of other companies with better results or companies in other businesses;

         changes in general conditions in the economy or the technology sector which could affect the demand for our products and our operating results;

         our failure to complete and successfully integrate acquisitions of other companies, which could adversely affect our operating results and our ability to grow; and

         competition in the market, defined as both technology offerings and pricing, are intense, which could effect the demand for our product and operating results.

     THE DATA COLLECTION AND WAREHOUSE MANAGEMENT BUSINESSES ARE HIGHLY COMPETITIVE.

     We face competition from numerous foreign and domestic companies of various sizes. In our opinion, dominant companies with which we compete are, among others, Manhattan Associates, EXE Technologies, JDA Software, McHugh Software and Robocom Systems, as well as a variety of smaller software providers. Less often we will compete with companies such as i2 Technologies and IBM, who are also business partners, as well as ERP vendors such as SAP, Baan and Jd Edwards, some of whom are also partners in middleware technologies. Many of our competitors have greater financial, technical and marketing resources than we do. Competition in these areas is further complicated by possible shifts in market share due to technological innovation, changes in product emphasis and applications and new entrants with greater capabilities or better prospects.

     However, we believe that no other company possesses the broad base and depth of supply chain fulfillment products from the web based JAVA platform of our eSCM suite of products to the software solutions such as Stradivari which we believe provide us with a significant competitive advantage.

     WE HAVE ACQUIRED OPERATIONS IN EUROPE WHICH MAY ADVERSELY EFFECT OUR OPERATING RESULTS.

     Our European acquisitions and the pending acquisition of Plus Integration referred to in the first listed Risk Factor, have and will provide a presence for us throughout Europe. Risks of our international operations include:

         difficulties in collecting accounts receivable and longer collection periods than we are accustomed to in the United States difficulties in staffing and managing foreign operations

         changing and conflicting regulatory requirements

         potentially adverse tax consequences, tariffs and general export restrictions political instability

         fluctuations in currency exchange rates which may adversely impact reported revenue and earnings seasonal reduction in business activity during the summer months in Europe the impact of local economic conditions and practices.

     Any of the above factors could have a material and adverse effect on our international sales and operations, which, in turn, could adversely affect our overall business, operating results and financial condition.

     OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO RETAIN OUR SENIOR MANAGEMENT.

     We are dependent in large part on the services of Nicholas R.H. Toms, our Chief Executive Officer and Acting North American Chief Operating Officer, Hugo Biermann, our Executive Chairman, Mark Flint, our Chief Financial Officer, and Jacqui Gerrard, our Chief Operating Officer-Europe. Mr. Toms and
Mr. Biermann provide services pursuant to a five year agreement through September 27, 2004, which automatically renews for successive one year terms unless terminated by Vertex or Mr. Toms and Mr. Biermann not less than 30 days prior to September 27, 2004 or any subsequent one year renewal term. Mr. Flint and Ms. Gerrard have employment agreements which may be terminated without cause upon not less than six month's notice. The loss of the services of any of these key personnel, whether as a result of death, disability or otherwise could have an adverse effect upon our business.

     We are also dependent upon a number of highly skilled engineers and software specialists. We believe that the growth and future success of our business will depend in large part on our continued ability to attract, motivate and retain highly-skilled personnel. We may not be successful in doing so, as the competition for qualified personnel in our industry is intense.

     FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future offerings of equity securities.

     WE DO NOT ANTICIPATE THAT WE WILL PAY CASH DIVIDENDS ON OUR COMMON STOCK.

     We have never paid cash dividends on our common stock and we do not anticipate that we will pay cash dividends in the foreseeable future.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will,"

"anticipate," "estimate," "expect" or "intend." We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results could be materially different from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this Prospectus under the caption "Risk Factors."

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. Our Securities Exchange Act file number for those SEC filings is 0-15066. You may read and copy any document we file at the following SEC public reference rooms in Washington, D.C., and at the following SEC regional offices:

450 Fifth Street, N.W.              500 West Madison Street
Room 1024                           Suite 1400
Washington, DC 20549                Chicago, IL 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

     We file information electronically with the SEC. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

     This Prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" certain documents we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until all of the selling stockholders sell all of the shares or the offering is otherwise terminated:

         Our current reports on Form 8-K which we filed on September 7, 2001 and March 2, 2001.

         Our current report on From 8-K/a which we filed on March 14, 2001.

         Our quarterly reports on Form 10-Q, which we filed on August 14, 2001, May 15, 2001 and February 20, 2001.

         Our Definitive Proxy Statement for the Shareholders meeting to be held on February 6, 2001, which we filed on January 17, 2001.

         Our Annual Report on Form 10-K for our fiscal year ended September 30, 2000, which we filed on December 19, 2000.

         Our Schedule 14A Information Statement which we filed on December 19, 2000

         Our current reports on Form 8K/a which we filed on December 4, 2000, June 14, 2000 and December 6, 1999.

         Our current reports on Form 8-K which we filed on October 2, 2000, April 12, 2000 and October 7, 1999.

         The description of our common stock contained in our registration statement on Form S-18 filed with the SEC, effective June 2, 1986, including any amendments or reports we filed for the purpose of updating this description; and

         Any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

     We will provide you with a copy of these filings, at no cost, if you write or telephone our Corporate Secretary at the following address:

                            Vertex Interactive, Inc.
                                 22 Audrey Place
                            Fairfield, New Jersey 07004
                                 (973) 777-3500

                         ABOUT VERTEX INTERACTIVE, INC.

Vertex Interactive, Inc. provides data collection and management systems that allow businesses to more efficiently serve their customers from the entry of an order for a product through its delivery to the user. This type of service is generally referred to as "Supply Chain Management". We design and supply the software programs that are required for this marketplace, install wireless communications and cabling networks, and supply the devices, which are manufactured by others.

The orders may be taken by a salesman in the customer's facility utilizing a hand held computer, over the phone or by transmission over the internet directly to the customer's computer system. Once the order is in the system, our software matches what is in inventory to the orders received and directs the staff in the warehouse, also equipped with hand held computers, to gather the items necessary to fulfill the order, pack them into a shipping container and deliver the container to the shipping area. In the shipping area, our system has printed the necessary paperwork and labels to direct the shipping clerks as to the destination and method of transportation for the shipment.

In some applications, the driver of the delivery vehicle may also act as a salesman. In these cases, he will have inventory on the truck that is not allocated to particular orders. He can then sell this inventory to users who may need it, but had not entered a large enough order for that product, or who require additional products. The user may also have products that he wants to return for credit. The driver/salesman can handle these transactions in the user's facility utilizing a hand held computer which is in direct contact with the warehouse computer.

We design the computer programs which handle the communications between all of the workers, whether they are mobile or in a facility. In addition we have designed products which manage all inventory functions within the warehouse. This is often referred to as a warehouse management system.

                                 USE OF PROCEEDS

     The selling stockholders will receive all of the net proceeds from the sale of their shares. Accordingly, Vertex Interactive, Inc., will not receive any proceeds from the sale of the shares.

                              SELLING STOCKHOLDERS

     In December, 2000 we acquired all of the stock of Applied Tactical Systems ("ATS"), a provider of real time interactive supply chain management software by exchanging 3,000,000 shares of our unregistered common stock for all of the common stock of ATS.

     In connection with the above transaction, we are obligated to file a registration statement registering the shares we issued. Set forth below are the names of the holders of the shares of common stock issued in connection with the transaction above, together with the number of shares held by each such person which, to the best of our knowledge, represent all of the shares held by such holders. These shares are being registered by this Registration Statement.

Name of                             Number                                       Shares Beneficially
Beneficial                          of                   Relationship                Owned After
Owner                               Shares               to Company                   Offering
-----                               ------               ----------                   --------
Russell E. McCabe                  2,100,000      Former Chief Operating                 0
16 Carriage Hill Drive                              Officer--North America
Far Hills, NJ 07931

Daniel McCabe                        600,000      Former employee                        0
27 Princeton Court
Basking Ridge, NJ 07920

David Motovidlak                     300,000                                             0
520 Delos Drive
Toms River, NJ 08753


                              PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by the selling stockholders named in this Prospectus, by their transferees, or by their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

     The selling stockholders may offer all or a portion of their shares at various times in one or more of the following transactions:

         In ordinary brokers' transactions and transactions in which the broker solicits purchasers;

         In transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this Prospectus;

         In transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

         In other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

         In privately negotiated transactions;

         In transactions to cover short sales; or

         In a combination of any of the foregoing transactions.

The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act.

     From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this Prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this Prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this Prospectus.

     A selling stockholder may sell short the common stock. The selling stockholder may deliver this Prospectus in connection with such short sales and use the shares offered by this Prospectus to cover such short sales.

     A selling stockholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

     The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

     If a selling stockholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this Prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

     We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

     It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

     This offering by any selling stockholder will terminate on the date specified in the selling stockholder's registration rights agreement with Vertex Interactive, Inc. or, if earlier, on the date on which the selling stockholder has sold all of his shares.

                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon by the Law Offices of Jeffrey D. Marks, P.C., Clifton, New Jersey.

                                     EXPERTS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the expenses (other than underwriting discounts and commissions) which, other than the SEC registration fee, are estimates, payable by Vertex in connection with the sale and distribution of the securities registered hereby:

         SEC registration fee..................................   $  862.50
         Printing expenses.....................................   $1,000.00
         Blue Sky fees and expenses............................   $  250.00
         Accountants' fees and expenses........................   $
         Legal fees and expenses...............................   $
         Miscellaneous.........................................   $  200.00
                                                                  ---------
         Total.................................................   $

Item 15.  Indemnification of Directors and Officers

     Our Amended Certificate of Incorporation limits directors' and officers' liability for monetary damages for breaches of their duties of care owed to Vertex to the fullest extent permitted by New Jersey law. However, this provision does not apply with respect to any liability resulting from acts or omissions that (i) were in breach of his duty of loyalty to Vertex or our stockholders; (ii) were not in good faith or in knowing violation of law or
(iii) resulted in receipt by the corporate agent of an improper personal benefit.

     Pursuant to the provisions of Section 14A:3-5 of the Business Corporation Act of New Jersey, every New Jersey corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the company or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the company, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the company as well as in the case where the corporate agent is adjudged to be liable to the company only to the extent that the court, in its discretion, feels that in the light of all the circumstances, indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 14A:3-5 of the Business Corporation Act of New Jersey, entitled to indemnification as described above. Section 14A:3-5 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A company may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute. We have such insurance in effect with aggregate and per occurrence limitations of $5 million.

Item 16. Exhibits

     See Exhibit Index.

Item 17. Undertakings

     The undersigned hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     6. The undersigned hereby undertakes that:

        (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     The registrant certifies that it has reasonable grounds to believe that the information contained in this Registration Statement is true and accurate and this Registration Statement is signed on registrant's behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on this 28th day of September, 2001

                            VERTEX INTERACTIVE, INC.

                            BY:/s/ NICHOLAS R.H. TOMS
                               ----------------------
                               NICHOLAS R.H. TOMS
                               Chief Executive Officer and Acting
                               North American Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counterparts.

DATED: September 28, 2001    BY:/s/ HUGO H. BIERMANN
                                --------------------
                                    HUGO H. BIERMANN
                                    Executive Chairman and Director

DATED: September 28, 2001    BY:/s/ NICHOLAS R.H. TOMS
                                ----------------------
                                    NICHOLAS R.H. TOMS
                                    Chief Executive Officer, Acting North
                                    American Chief Operating Officer,
                                    and Director

DATED: September 28, 2001    BY:/s/ STEPHEN M. DUFF
                                ------------------
                                    STEPHEN M. DUFF
                                    Director

DATED: September 28, 2001    BY:/s/ WAYNE L. CLEVENGER
                                ---------------------
                                    WAYNE L. CLEVENGER
                                    Director

DATED: September 28, 2001    BY:/s/ GEORGE POWCH
                                ----------------
                                    GEORGE POWCH
                                    Director

DATED: September 28, 2001    BY:/s/ JOSEPH R. ROBINSON
                                ----------------------
                                    JOSEPH R. ROBINSON
                                    Director

DATED: September 28, 2001    BY:/s/ L.G. SCHAFRAN
                                --------------------
                                    L.G. SCHAFRAN
                                    Director

DATED: September 28, 2001    BY:/s/ OTTO LEISTNER
                                ---------------------
                                    OTTO LEISTNER
                                    Director

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